UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2010

Financial Engines, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1804 Embarcadero Road, Palo Alto, California		94303
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 565-4900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

During the period November 12, 2010 through December 6, 2010, we issued 430,351 shares of common stock upon the exercise of options to purchase our common stock granted under our 1998 Stock Option Plan, which, on December 6, 2010, slightly exceeded 1% of the number of shares of common stock outstanding as of such date. The shares of common stock issued pursuant to these stock options were unregistered securities granted under our 1998 Stock Option Plan as permitted by Rule 701 of the Securities Act of 1933. The aggregate purchase price of the shares was $2.0 million which was paid in cash. All recipients either received adequate information about us or had access, through employment or other relationships, to such information. There were no underwriters employed in connection with these transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

December 8, 2010	By:	/s/ Raymond J. Sims

Name: Raymond J. Sims
Title: Executive Vice President and Chief Financial Officer